Exhibit 99.1

ClearSign Combustion Corporation

Announces Full Year 2017 Results

Company Continues Commercialization of Duplex™ and Duplex Plug & Play™ Technologies to Provide Clean Air at a Low Cost with Rapid Payback

SEATTLE, March 27, 2018 – ClearSign Combustion Corporation (NASDAQ: CLIR), an emerging leader in industrial combustion technologies that reduce emissions and improve efficiency, today announced its results for the full year ended December 31, 2017.

“We continue to see progress and expanded interest for our technologies, which solve unmet needs on both the environmental and operational level in a cost-effective manner that, we believe, no other burner or environmental control can offer,” said Steve Pirnat, ClearSign Chairman and CEO. “This past year we were able see our installations move into operating permit status, we successfully launched and installed our first Plug and Play burner and we embarked on our first international installations. With our most recent capitalization, we feel we are poised for growth in 2018 and beyond.”

Strategic and operational highlights during and subsequent to the full year and quarter included:

•	Debuted, installed and successfully completed operational testing of new Duplex Plug and Play burner – In February 2017, ClearSign introduced its innovative Duplex Plug & Play burner, which is a simple, pre-engineered solution for the refinery process heater market. Subsequently, Clearsign completed the first installation and operational testing of the burner at a refinery in Texas.
•	Announced the completion of initial installation assessment by Aera Energy and received an additional order from this operator – ClearSign celebrated the conclusion of experimental permit status for its first Once Through Steam Generator (OTSG) project provided to Aera Energy and was granted a permanent operating permit. Additionally, the Company received its third order from Aera Energy to install its Duplex technology in an OTSG. This is the first project using oil field waste gas as a fuel source.
•	Secured follow-on order from California refinery – This is the second order from this California-based refinery and we believe it further validates the Duplex technology. The installation marks the first installation of the Duplex technology into a new heater rather than a retrofit into a heater with an existing burner. The Company believes that California refinery customers will continue to provide opportunities for installation of its Duplex technology.
•	Hired industry veteran as new Head of Business Development – Stephen M. Sock joined the Company, bringing over three decades of experience and vast oil and gas industry knowledge to help accelerate commercialization efforts.
•	Successfully completed an order from ExxonMobil for qualification tests of Duplex technology – The supermajor oil company funded tests to determine Duplex’s suitability for a variety of refinery process heaters and conditions. We believe that this qualification will be a precursor to an installation at one of its refineries.

•	Pilot test with large Chinese heating district – ClearSign entered into a Memorandum of Understanding with one of China’s largest providers of heating services to run a pilot test. This is the Company’s first project outside of the U.S.
•	California regulator approves funding for collaborative demonstration project with operator – The Board of the South Coast Air Quality Management District approved funding to demonstrate ClearSign’s Duplex products at a refinery.
•	ClearSign Asia Limited formed to facilitate potential strategic investments – Launch of ClearSign Asia Limited, a Hong Kong corporation, as well as receipt of a Letter of Intent from TG CITIC Environment Investment Group which is a joint venture between Tangsteel and CITIC.
•	Closed $12.94 M public offering of common stock – Announced the closing of an underwritten public offering of 5,750,000 shares of common stock at a price of $2.25 per share.

Revenue from our Duplex technology in 2017 was $540,000 compared to revenue of $621,000 in 2016 after delivering retrofits in the flare, refinery, and enhanced oil recovery segments. The net loss for 2017 was $9.7 million compared to $11.2 million a year ago primarily due to a decrease in general and administrative costs.

Working capital at December 31, 2017 totaled $263,000 including cash and cash equivalents.

On February 27, 2018, we received approximately $11.9 million in net cash proceeds from the closing of the offering of our common stock.

Shares outstanding at December 31, 2017 total 15,608,853.

Conference Call

A conference call discussing the release of the Company’s results for the fourth quarter ending December 31, 2017 will be held today, March 27, 2018, at 4:30 PM Eastern Time. To listen to the conference call, you should dial 1-866-372-4653 (international: +1-412-902-4217) five to ten minutes before the scheduled start time and request to be connected to the ClearSign Combustion Corporation conference call. To listen by webcast use this link: https://www.webcaster4.com/Webcast/Page/987/24937 or visit ClearSign’s Investor Relations page. If you wish to listen to a replay of the conference call, you may dial 1-877-344-7529 (international: +1-412-317-0088) and enter conference ID 10117869. The replay will be available for 7 days after the conference call.

About ClearSign Combustion Corporation

ClearSign Combustion Corporation designs and develops products and technologies for the purpose of improving key performance characteristics of combustion systems, including emissions and operational performance, energy efficiency and overall cost-effectiveness. Our patented Duplex, Duplex Plug & Play and Electrodynamic Combustion Control™ platform technologies enhance the performance of combustion systems in a broad range of markets, including the energy (upstream oil production and down-stream refining), commercial/industrial boiler, chemical, petrochemical, and power industries. For more information, please visit www.clearsign.com.

Cautionary note on forward-looking statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, general business and economic conditions, the performance of management and our employees, our ability to obtain financing, competition, whether our technology will be accepted and other factors identified in our Annual Report on Form 10-K filed with the Securities & Exchange Commission and available at www.sec.gov and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a competitive environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For further information:

Investor Relations:

Matthew Selinger

Three Part Advisors, LLC for ClearSign

+1 817-310-8776

mselinger@threepa.com

Media:

Sylvester Palacios

Pierpoint Communications for ClearSign

+1 512-448-4950

spalacios@piercom.com

ClearSign Combustion Corporation

Consolidated Statements of Operations

	For the Twelve Months Ended December 31,
	2017	2016
Sales	$540,000	$621,000
Cost of goods sold	380,000	485,000
Gross profit	160,000	136,000
Operating expenses:
Research and development	4,712,000	4,831,000
General and administrative	5,160,000	6,510,000
Total operating expenses	9,872,000	11,341,000
Loss from operations	(9,712,000)	(11,205,000)
Interest income, net	32,000	32,000
Net loss	$(9,680,000)	$(11,173,000)
Net Loss per share	$(0.63)	$(0.86)

Consolidated Balance Sheets

	December 31,
	2017	2016
ASSETS
Current Assets:
Cash and cash equivalents	$1,247,000	$1,259,000
Accounts receivable	-	103,000
Contract assets	184,000	-
Prepaid expenses and other assets	366,000	535,000
Total current assets	1,797,000	1,897,000

Fixed assets, net, and other assets	508,000	654,000
Patents and other intangible assets, net	1,856,000	1,735,000

Total Assets	$4,161,000	$4,286,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$768,000	$755,000
Current portion of lease liabilities	159,000	150,000
Accrued compensation and taxes	607,000	669,000
Contract liabilities	-	115,000
Total current liabilities	1,534,000	1,689,000
Long Term Liabilities:
Long term lease liabilities	195,000	353,000
Total liabilities	1,729,000	2,042,000

Stockholders’ Equity:
Common stock, $0.0001 par value, 15,608,853 and 12,983,938 shares issued and outstanding at December 31, 2017 and 2016, respectively	2,000	1,000
Additional paid-in capital	52,441,000	42,574,000
Accumulated deficit	(50,011,000)	(40,331,000)
Total stockholders’ equity	2,432,000	2,244,000

Total Liabilities and Stockholders’ Equity	$4,161,000	$4,286,000